EXHIBIT 99.1
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FOR IMMEDIATE RELEASE                                  CONTACT:     Marc Jampole
                                                          Jampole Communications
                                                                    412-471-2463


          PENN TRAFFIC ANNOUNCES RECEIPT OF DELISTING NOTIFICATION FROM
             NASDAQ BECAUSE OF FAILURE TO TIMELY FILE ANNUAL REPORT



                  SYRACUSE, NY, MAY 22, 2003 - - - The Penn Traffic Company (Nasdaq: PNFT) today announced that it received a notice from Nasdaq on May 21, 2003, indicating that the Company has failed to provide a copy of the Company's Annual Report on Form 10-K for the fiscal year ending February 1, 2003 as required under Nasdaq's Marketplace Rule 4310(c)(14). Accordingly, the Company's common stock and warrants to purchase common stock will be delisted from the Nasdaq at the opening of business on May 30, 2003, unless the Company requests a hearing in accordance with the Marketplace Rule 4800 Series. The Company is considering various strategic alternatives and will determine whether or not to request a hearing before the Nasdaq Qualification Panel (the "Nasdaq Panel") prior to 4:00 p.m. on May 28, 2003, the deadline imposed by Nasdaq.

                  Penn Traffic common stock will continue to be traded on the Nasdaq National Market until the close of business on May 29, 2003 under the symbol "PNFTE" and the warrants will trade under the symbol "PNTWE" or, if the Company determines to request a hearing before the Nasdaq Panel, until the Nasdaq Panel makes a final decision. In such an instance, there can be no assurance that the Nasdaq Panel will grant any Company request for continued listing.

                  FORWARD-LOOKING STATEMENTS

                  Certain statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Without limiting the foregoing, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project" and other similar expressions are intended to identify forward-looking statements. The Company cautions readers that forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, the success or failure of the Company in implementing its current business and operational strategies; general economic and business conditions; competition, including increased capital investment and promotional activity by the Company's competitors; availability, location and terms of sites for store development; the successful implementation of the Company's capital expenditure program; labor relations; labor and employee benefit costs including increases in health care and pension costs and the level of contributions to the Company sponsored pension plans; the impact of the Company's loyalty card program; availability and terms of and access to capital; the Company's ability to improve its operating performance and effectuate its business plans; the Company's ability to secure DIP financing;

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the Company's liquidity and other financial considerations; the ability of the
Company to satisfy the financial and other covenants contained in its debt instruments or otherwise negotiate further accommodations from its lenders; the ability of the Company to complete the audit of its financial statements for the year ended February 1, 2003 and have PricewaterhouseCoopers LLP deliver an unqualified audit report on such financial statements; the success or failure in the Company's ability to continue to obtain customary terms from its suppliers, vendors and other third parties; and the outcome of pending or yet-to-be instituted legal proceedings and governmental investigations. Penn Traffic cautions that the foregoing list of important factors is not exhaustive.



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The Penn Traffic Company operates 212 supermarkets in Ohio, West Virginia,
Pennsylvania, upstate New York, Vermont and New Hampshire under the "Big Bear," "Big Bear Plus," "Bi-Lo," "P&C" and "Quality" trade names. Penn Traffic also operates a wholesale food distribution business serving 79 licensed franchises and 66 independent operators.